UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 27, 2005
                                                _________________
                             SJW Corp.
_________________________________________________________________
     (Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
_________________________________________________________________
 (State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
_________________________________________________________________
(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
_________________________________________________________________
         Registrant's telephone number, including area code
_________________________________________________________________

                             Not Applicable
_________________________________________________________________
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  Entry into a Material Definitive Agreement.

Annual Retainer Fee Deferral Election Program
_____________________________________________

On October 27, 2005, the Board of Directors of SJW Corp. (the "Company") approved certain amendments to the Company's Annual Retainer Fee Deferral Election Program (the "Program") which was established under the Company's Long-Term Incentive Plan and in which the non-employee members of the Board of Directors of the Company, San Jose Water Company, the Company's wholly owned subsidiary ("SJWC"), and SJW Land Company, another wholly owned subsidiary of the Company, are eligible to participate. Pursuant to such amendments, each such non-employee Board member who elected to defer all or a portion of his annual retainer fees from one or more of the foregoing companies for the 2005 calendar year will have the opportunity to (i) make a new election on or before December 31, 2005 with respect to the form (lump sum or installments) in which the portion of his deferral restricted stock account attributable to those deferred fees is to be paid upon his cessation of Board service, or (ii) terminate his participation in the Program for the 2005 calendar year and receive a year-end distribution of such portion of his deferral restricted stock account.


Special Deferral Election Plan
______________________________

On October 27, 2005, the Board of Directors of SJWC approved an amendment to SJWC's Special Deferral Election Plan (the "Plan") which allows SJWC officers and other select employees to defer a portion of their salary and bonus each year. Pursuant to such amendment, effective January 1, 2006, participants will no longer have the right to designate the specific investment funds to serve as the measure of the investment return on their deferred monies. Instead, all deferred monies will be credited with a fixed rate of interest, compounded semi-annually and reset periodically as follows: for each calendar year, effective with the 2006 calendar year, the fixed rate of interest will be equal to the then current 30-year long-term borrowing cost of funds to SJWC (or the equivalent thereof), as measured as of the start of that period.

Additionally, pursuant to the amendment to the Plan, each participant will have the ability to terminate his or her participation in the Plan on or before November 30, 2005 and receive a year-end distribution of all or a portion of the monies he or she has deferred under the Plan.


Executive Supplement Retirement Plan
____________________________________

On October 27, 2005, the Board of Directors of SJWC approved an amendment to SJWC's Executive Supplement Retirement Plan (the "Retirement Plan"). Pursuant to such amendment, the benefit to which George Belhumeur, SJWC's Senior Vice President of Operations, will be entitled under the Retirement Plan upon his retirement will be determined by increasing his Final Average Compensation (as defined in Section I.17 of the Retirement Plan) by the dollar amount obtained by dividing the accrued vacation and termination payments made to him in connection with his retirement by 36. However, in determining his normal retirement benefit under Section 3.1 of the Retirement Plan or his early retirement benefit under Section 3.2 of the Retirement Plan, his accrued benefit under such Retirement Plan shall in no event be less than his accrued benefit thereunder as of February 28, 2004.


Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit
Number     Description of Document
_______    _______________________

10.1 Annual Retainer Fee Deferral Election Program, as amended.

10.2       Fourth Amendment to San Jose Water Company's Executive
           Supplemental Retirement Plan.

10.3       Plan Amendment No. 2 to San Jose Water Company's
           Special Deferral Election Plan.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.



October 31, 2005                  /s/ W. Richard Roth
________________                  ______________________________
                                  W. Richard Roth, President and
                                  Chief Executive Officer


Exhibit
Number     Description of Document
_______    _______________________

10.1 Annual Retainer Fee Deferral Election Program, as amended.

10.2       Fourth Amendment to San Jose Water Company's Executive
           Supplemental Retirement Plan.

10.3       Plan Amendment No. 2 to San Jose Water Company's
           Special Deferral Election Plan.